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                                                                     Exhibit 5.2
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                           [Ropes & Gray Letterhead]


                              August 4, 2000



Boston Life Sciences, Inc.
137 Newbury Street
Boston, Massachusetts 02116

     Re:  Boston Life Sciences, Inc.

Ladies and Gentlemen:

This opinion is furnished to you in connection with amendment no. 1 to a registration statement on Form S-3 (the "Registration Statement"), filed today with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of (i) 43,000 shares of the Common Stock, $.01 par value, of Boston Life Sciences, Inc., a Delaware corporation (the "Company"), issuable upon the exercise of Warrants No. BLSI-J-152 to purchase 8,000 shares of the Company's Common Stock and Warrants No. BLSI-J-153 to purchase 35,000 shares of the Company's Common Stock, (ii) 173,000 shares of the Company's Common Stock issuable upon the exercise of Warrants No. BLSI-J-148 to purchase 173,000 shares of the Company's Common Stock, (iii) 55,000 shares of the Company's Common Stock issuable upon the exercise of Warrants No. BLSI-J-149 to purchase 55,000 shares of the Company's Common Stock, (iv) 9,500 shares of the Company's Common Stock issuable upon the exercise of Warrants No. BLSI-J-150 to purchase 9,500 shares of the Company's Common Stock and (v) 9,500 shares of the Company's Common Stock issuable upon the exercise of Warrants No. BLSI-J-151 to purchase 9,500 shares of the Company's Common Stock. The foregoing Warrants are referred to collectively herein as the "HCW Warrants," and the Common Stock issuable upon exercise of the HCW Warrants is referred to collectively herein as the "HCW Warrant Shares."

  The Company originally sold the HCW Warrants pursuant to an Engagement
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Agreement (the "Engagement Agreement") dated September 14, 1999 between the
Company and H.C. Wainwright & Co., Inc. ("HCW"). Based upon instructions set forth in a letter to the Company from HCW dated April 5, 2000 (the "HCW Letter"), the Company issued certain of the HCW Warrants to HCW and certain of the HCW Warrants to various employees of HCW. We understand that the HCW Warrant Shares are being registered to permit the secondary trading of such Common Stock by the holders thereof from time to time after the effective date of the Registration Statement.

     We have not acted as counsel for the Company in connection with either its issuance and sale of the HCW Warrants or the preparation of the Engagement Agreement or the HWC Letter. For purposes of this opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary. We have examined one of the HCW Warrants furnished by the Company to us, to wit, Warrants No. BLSI-J-148, and have assumed, based upon a representation of the Company, that the other HCW Warrants are identical in all respects to the HCW Warrant we examined (other than the number of underlying HCW Warrant Shares, the name of the warrantholder and the warrant number).

     We express no opinion as to the applicability of, compliance with or effect of Federal law or the law of any jurisdiction other than The Commonwealth of Massachusetts and the corporate laws of the State of Delaware.

     Based on the foregoing, we are of the opinion that the HCW Warrant Shares have been duly authorized and when the HCW Warrant Shares are issued out of the Company's duly authorized Common Stock upon exercise of, and pursuant to the provisions of, the HCW Warrants, the HCW Letter and the Engagement Agreement and the Company has received the consideration therefor in accordance with the terms of the HCW Warrants, the HCW Letter and the Engagement Agreement, the HCW Warrant Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters".

     It is understood that this opinion is to be used only in connection with the offer and sale of the HCW Warrant Shares while the Registration Statement is in effect.

                              Very truly yours,



                              Ropes & Gray